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                                                                       EXHIBIT 1








                                                                  EXECUTION COPY



                              MARKEL CORPORATION

                           (a Virginia corporation)


                    Liquid Yield Option(TM) Notes due 2031




                            UNDERWRITING AGREEMENT





Dated:  May 30, 2001
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                              Markel Corporation

                                Debt Securities

                            Underwriting Agreement
                            ----------------------

                                                                    May 30, 2001

To the Representatives of the several
 Underwriters named in the respective
 Pricing Agreements hereinafter described.

Ladies and Gentlemen:

          From time to time Markel Corporation, a Virginia corporation (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") to be attached as Annex I hereto, subject to the terms and conditions stated herein and therein, to issue and sell to the firm or firms named in Schedule I to the applicable Pricing Agreement (such firm or firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the "Securities"), specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Firm Securities"). If specified in such Pricing Agreement, the Company may grant to the Underwriters the right to purchase at their election an additional aggregate principal amount of debt securities, specified in such Pricing Agreement as provided in Section 3 hereof (the "Optional Securities").

          The Firm Securities and the Optional Securities, if any, which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "Designated Securities."

          The Designated Securities are to be issued pursuant to an indenture dated as of June 5, 2001 between the Company and The Chase Manhattan Bank as trustee (the "Trustee"), as amended by the first supplemental indenture thereto (the "Indenture"). The Designated Securities issued in book-entry form will be issued to Cede & Co., as nominee of the Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Time of Delivery (as defined in Section 4 below), among the Company, the Trustee and DTC. The Designated Securities and the Indenture are more fully described in the Prospectus referred to below.

          The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto.

          1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm
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being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of Firm Securities, the maximum principal amount of Optional Securities, if any, the initial public offering price of such Designated Securities or the manner of determining such price, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the number of such Designated Securities to be purchased by each Underwriter and the commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Designated Securities, and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

           2. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (i) A registration statement on Form S-3 (File No. 333-52544) as amended by Amendment No. 1 thereto (the "Registration Statement") in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); the Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to (i) the Representatives and (ii) excluding exhibits to the Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1934 Act"); other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Underwriting Agreement, is hereinafter called the "Prospectus"; any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the

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     date of such Prospectus; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Prospectus; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

          (ii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities nor shall this representation and warranty apply to that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 (the "Form T-1") under the 1939 Act of the relevant trustee;

          (iii) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

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          (iv)  Neither the Company nor any of its subsidiaries which meets the definition of a significant subsidiary as defined in Regulation S-X (a "Significant Subsidiary") has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than (i) pursuant to the Company's employee stock purchase plan existing on the date hereof or (ii) exercise of certain employee stock options existing on the date hereof) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

          (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business in all material respects as described in the Prospectus; and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (vi) Each subsidiary of the Company has been duly formed and is validly existing as a legal entity in good standing under the laws of its jurisdiction of formation with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus; each subsidiary of the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or lease properties or conducts any business so as to require qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any jurisdiction;

          (vii) The Company has an authorized capitalization as set forth in the Prospectus, all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued and outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

          (viii) The Securities have been duly and validly authorized, and, when the Firm Securities are issued and delivered pursuant to this Underwriting Agreement, the Pricing Agreement and the Indenture with respect to the Designated Securities and, in the case of

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     any Optional Securities, pursuant to an Over-allotment Option (as defined in Section 3 hereof) and the Indenture with respect to such Designated Securities, such Designated Securities will be duly executed, authenticated, issued and delivered; the Securities conform to the description thereof contained in the Registration Statement and the Designated Securities will conform to the description thereof contained in the Prospectus as amended or supplemented with respect to such Designated Securities;

          (ix) The issue and sale of the Firm Securities and the Optional Securities and the compliance by the Company with all of the provisions of this Underwriting Agreement, any Pricing Agreement and each Over-allotment Option, if any, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except in each case, for such conflicts, breaches, violations or defaults as could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company (a "Material Adverse Effect"), nor will such action result in any violation of (i) the provisions of the Articles of Incorporation or By-laws of the Company or
     (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in the case of clause (ii), for such violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Firm Securities and the Optional Securities or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement or any Over-allotment Option, except such as have been, or will have been prior to each Time of Delivery (as defined in Section 4 hereof), obtained under the Act, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and such consents, approvals, authorizations, registrations or qualifications the failure to obtain which could not reasonably be expected to have a Material Adverse Effect;

          (x) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (xi) Neither the Company nor any of its subsidiaries is (i) in violation of its Articles of Incorporation or By-laws or (ii) in default in the performance or observance of

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     any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), where such violation or default could not reasonably be expected to have a Material Adverse Effect;

          (xii) Each of the Company and its subsidiaries is in compliance with, and conducts its business in conformity with, all applicable laws and governmental regulations, except where the failure to be so in compliance could not reasonably be expected to have a Material Adverse Effect;

          (xiii) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the stock, and under the caption "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

          (xiv) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

          (xv) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

          3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

          The Company may specify in the Pricing Agreement applicable to any Designated Securities that the Company thereby grants to the Underwriters the right (an "Overallotment Option") to purchase at their election up to the maximum aggregate principal amount of Optional Securities set forth in such Pricing Agreement, on the terms set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company, given within a period specified in the Pricing Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Pricing Agreement.

          The aggregate principal amount of Optional Securities to be added to the aggregate principal amount of Firm Securities to be purchased by each Underwriter, as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities, shall be, in each

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case, the aggregate principal amount of Optional Securities which the Company has been advised by the Representatives have been attributed to such Underwriter; provided that, if the Company has not been so advised, the aggregate principal amount of Optional Securities to be so added shall be, in each case, that proportion of Optional Securities which the aggregate principal amount of Firm Securities to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate principal amount of Firm Securities. The total aggregate principal amount of Designated Securities to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate principal amount of Firm Securities set forth in Schedule I to such Pricing Agreement plus the aggregate principal amount of Optional Securities which the Underwriters elect to purchase.

          4. Certificates for the Firm Securities and the Optional Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, as specified in such Pricing Agreement, (i) with respect to the Firm Securities, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "First Time of Delivery" and (ii) with respect to the Optional Securities, if any, in the manner and at the time and date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Securities, or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, herein called the "Second Time of Delivery". Each such time and date for delivery is herein called a "Time of Delivery".

          5.  The Company agrees with each of the Underwriters of any Designated
Securities:

          (a) To prepare the Prospectus as amended and supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Designated Securities and prior to any Time of Delivery for such Designated Securities which shall be disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after any Time of Delivery for such Designated Securities and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a

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     prospectus is required in connection with the offering or sale of such
     Designated Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) Promptly as practicable after the date of the Pricing Agreement applicable to the Designated Securities and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus as amended or supplemented in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

          (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

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          (e)  During the period beginning from the date of the Pricing
     Agreement for such Designated Securities and continuing to and including 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the common shares of the Company, no par value ("Common Shares"), including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities (other than pursuant to (i) employee stock purchase plans existing on, or (ii) employee stock option plans existing on, or (iii) the contingent value rights existing on, the date of the Pricing Agreement for such Designated Securities) without the prior written consent of the Representatives;

          (f) To apply the net proceeds from the sale of the Designated Securities sold by the Company substantially in accordance with the description set forth in the Prospectus; and not to use any such net proceeds for reserves or payments relating to any insurance claims of Markel International Limited;

          (g) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

          (h) To reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of Common Shares for the purpose of satisfying any obligations to issue Common Shares upon conversion of Designated Securities; and

          (i) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trade names and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the "License"); provided, however, that the License shall be used solely for the purpose described above for a period not to exceed 120 days, is granted without any fee and may not be assigned or transferred.

          6. The Company hereby covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in

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connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the cost of preparing certificates for the Securities; and (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

          7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of each Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus as amended or supplemented in relation to such Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

          (b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated each Time of Delivery for such Designated Securities, with respect to the matters covered in paragraphs (i), (vi) and (x) of subsection (c) below, as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. As to all matters of Virginia law, such counsel may rely on the opinion of McGuireWoods LLP;

          (c) McGuireWoods LLP, counsel for the Company, shall have furnished to the Representatives their written opinions, dated each Time of Delivery for such Designated Securities, respectively, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

               (ii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Common Stock, no par value, of the Company issuable on conversion of the Designated Securities have been duly and validly authorized and when issued in accordance with the terms of the Designated Securities will be duly issued, fully paid and non-assessable; and the Designated Securities delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, and, in the case of any Optional Securities, pursuant to Over-allotment Option (as defined in Section 3 hereof) with respect to such Optional Securities, have been duly authorized, executed, authenticated, issued and delivered;

               (iii) This Underwriting Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

               (iv) The Designated Securities have been duly authorized and executed by the Company for issuance and sale pursuant to the terms of the Pricing Agreement and, assuming due authorization, execution and delivery by the Trustee, and when delivered against payment therefor as contemplated by the Pricing Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and are entitled to the benefits of the Indenture.

               (v) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Indenture is qualified under the 1939 Act.

               (vi) The issue and sale of the Designated Securities being delivered at such Time of Delivery and the compliance by the Company with all of the provisions of this Agreement and the Pricing Agreement with respect to the Designated Securities and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that would constitute a material contract as described in
          Item 601(b)(10) of Regulation S-K known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject or (ii) result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company, except, in the case of clause (i), for such conflicts, breaches, violations or defaults that could not reasonably be expected to have a Material Adverse Effect; in rendering the opinion in clause (i) hereof, such counsel may rely upon a certificate of the Company in respect of which contracts constitute material contracts as described in Item 601(b)(10) of Regulation S-K, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

               (vii) The issue and sale of the Firm Securities and the Optional Securities being delivered at such Time of Delivery and the compliance by the Company with all of the provisions of this Agreement and the Pricing Agreement with respect to such Firm Securities and Optional Securities and the consummation of the transactions herein and therein contemplated will not result in a violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such conflicts, breaches, violations or defaults that could not reasonably be expected to have a Material Adverse Effect;

               (viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Firm Securities and Optional Securities being delivered at such Time of Delivery or the consummation by the Company of the transactions contemplated by this Agreement or such Pricing Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

               (ix) The statements set forth in the Prospectus under the caption "Description of LYONs", insofar as they purport to constitute a summary of the terms of the Designated Securities, under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

               (x) The Company is not an "Investment Company", as such term is defined in the Investment Company Act;

               (xi) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

               (xii) The Registration Statement and the Prospectus as amended or supplemented, and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder. Such counsel shall also state that, although they are not passing upon, do not assume any responsibility for, and have not independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and any further amendments or supplements to the Prospectus made by the Company prior to such Time of Delivery, except for those referred to in the opinion in subsection
          (viii) of this Section 7(c), in the course of their review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company, nothing has come to their attention that causes them to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need make no statement) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need make no statement) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need make no statement) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the

          Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

               (xiii) The issuance of the shares of common stock upon conversion of the Designated Securities is not subject to (a) any preemptive rights under the Articles of Incorporation or By-laws of the Company or (b) to our knowledge, other similar rights of any securityholder of the Company.

               (xiv) The Designated Securities will be treated as indebtedness for United States federal income tax purposes and the statements in the Prospectus under the caption "Certain United States Federal Income Tax Considerations" insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize the United States federal tax laws referred to therein.

          (d) On the date of the Pricing Agreement for such Designated Securities and at each Time of Delivery for such Designated Securities, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the date of the Pricing Agreement, and a letter dated such Time of Delivery, respectively (a draft of the form of letter to be delivered on the date of the Pricing Agreement for such Designated Securities is attached as Annex II hereto), and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

          (e) (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities there shall not have been any change in the capital stock (other than pursuant to (i) the Company's employee stock purchase plans existing on the date hereof, or (ii) the exercise of certain employee stock options existing on the date hereof), or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended relating to the Designated Securities;

          (f) On or after the date of the Pricing Agreement relating to the Designated Securities no downgrading shall have occurred in the rating accorded the Company's debt securities or the Company's financial strength or claims paying ability by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and on or after the date of the Pricing Agreement relating to the Designated Securities no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or the Company's financial strength or claims paying ability;

          (g) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following:
     (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Firm Securities or Optional Securities or both on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

          (h) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of the Pricing Agreement relating to such Designated Securities; and

          (i) The Company shall have furnished or caused to be furnished to the Representatives at each Time of Delivery for the Designated Securities certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and
     (e) of this Section and as to such other matters as the Representatives may reasonably request.

          8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

          (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (e) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

          (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

          9. (a) If any Underwriter shall default in its obligation to purchase the Firm Securities or Optional Securities which it has agreed to purchase under the Pricing Agreement relating to such Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Firm Securities or Optional Securities, as the case may be, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone a Time of Delivery for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

          (b) If, after giving effect to any arrangements for the purchase of the Firm Securities or Optional Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of the Firm Securities or Optional Securities, as the case may be, to be purchased at the respective Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Firm Securities or Optional Securities, as the case may be, which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Securities or Optional Securities, as the case may be, which such Underwriter agreed to purchase under such Pricing Agreement) of the Firm Securities or Optional Securities, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Firm Securities or Optional Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Firm Securities or Optional Securities, as the case may be, which remains unpurchased exceeds one-eleventh of the aggregate number of the Firm Securities or Optional Securities, as the case may be, to be purchased at the respective Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Securities or Optional Securities, as the case may be, of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Firm Securities or the Over-allotment Option relating to such Optional Securities, as the case may be, shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.

          11. If any Pricing Agreement or Over-allotment Option shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Firm Securities or Optional Securities with respect to which such Pricing Agreement shall have been terminated except as provided in Sections 6 and 8 hereof; but, if for any other reason, Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

          12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the

Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

          13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          14. Time shall be of the essence of each Pricing Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

          15. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof.

                                                 Very truly yours,

                                                 Markel Corporation

                                                 By: /s/ Steven A. Markel
                                                    --------------------------
                                                    Name: Steven A. Markel
                                                    Title: Vice Chairman


CONFIRMED AND ACCEPTED
as of the date hereof:

MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith
  Incorporated

By: /s/ (SIGNATURE ILLEGIBLE)
   ------------------------------------

                                                                         ANNEX I

                               Pricing Agreement
                               -----------------

Merrill Lynch & Co.,
 Merrill Lynch, Pierce, Fenner & Smith Incorporated,
   As Representatives of the
   Underwriter named in Schedule I hereto,
World Financial Center - North Tower,
250 Vesey Street,
New York, New York 10281-1325

                                                                    May 30, 2001

Ladies and Gentlemen:

          Markel Corporation, a Virginia corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 30, 2001 (the "Underwriting Agreement"), between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, to issue and sell to the Underwriter named in Schedule I hereto (the "Underwriter") the Securities specified in Schedule II hereto (the "Designated Securities," consisting of Firm Securities and any Optional Securities the Underwriter may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the time and place and at the purchase price to the Underwriter set forth in Schedule II hereto, the aggregate principal amount of Firm Securities set forth opposite the name of the Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Securities, as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company at the purchase price to the Underwriter set forth in Schedule II hereto that portion of the aggregate principal amount at maturity of Optional Securities as to which such election shall have been exercised.

          The Company hereby grants to the Underwriter the right to purchase at its election up to the aggregate principal amount at maturity of Optional Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate principal amount at maturity of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

          Each of Alan I. Kirshner, Anthony F. Markel, Steven A. Markel and Darrell D. Martin shall execute a "lock-up" agreement substantially in the form attached hereto as Schedule III, such execution by each person being a condition to the Underwriter's obligations hereunder, as though fully set forth in the
Section 7 of the Underwriting Agreement incorporated by reference herein.

          If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriter and the Company.

                                       Very truly yours,

                                       Markel Corporation

                                       By:  /s/ Steven A. Markel
                                           -------------------------------------
                                           Name: Steven A. Markel
                                           Title: Vice Chairman


CONFIRMED AND ACCEPTED
as of the date hereof:

MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith
  Incorporated

By: /s/ (SIGNATURE ILLEGIBLE)
    ---------------------------

SCHEDULE I

                                                                             Aggregate Principal
                                                             Aggregate        Amount at Maturity
                                                         Principal Amount        of Optional
                                                          at Maturity of          Securities
                                                            Securities              Which
                                                               to be                May be
Underwriter                                                  Purchased            Purchased
-----------                                             ----------------     -------------------
Merrill Lynch, Pierce & Fenner & Smith Incorporated        $355,000,000           $53,000,000

Total
                                                        ----------------     -------------------
                                                           $355,000,000           $53,000,000

                      SCHEDULE II - DESIGNATED SECURITIES

                               MARKEL CORPORATION
              $355,000,000 Liquid Yield Option(TM) Notes due 2031


  1. The initial offering price per $1,000 principal amount at maturity of the Designated Securities shall be $283.19, which represents a yield to maturity of 4.25% per annum (computed on a semiannual bond equivalent basis).

  2. The Designated Securities shall be convertible into shares of common stock, no par value, of the Company (the "Common Stock") at a rate of 1.1629 shares of Common Stock per $1,000 principal amount at maturity of Designated Securities.

  3. The purchase price to be paid by the Underwriter for the Designated Securities shall be $276.82, being an amount equal to the initial offering price set forth above, less $6.37 per $1,000 principal amount at maturity of Designated Securities.

  4. The Designated Securities will be delivered on June 5, 2001 at 10:00 am. The Designated Securities issued in book-entry form will be issued to Cede & Co. as nominee of the Depository Trust Company ("DTC"). Certificates for the Designated Securities shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian to the Representatives.

  5. Prior to June 5, 2006, the Securities will not be redeemable.

  6. The redemption price shall be $283.19 plus accrued original issue discount, contingent cash interest, if any, and contingent additional principal, if any, as of the applicable redemption date.

  7. The Purchase Dates and the Purchase Prices included in the Prospectus and correspondingly in the Indenture shall be:

     Purchase Date          Purchase Price
     -------------          --------------
     June 5, 2002              $295.35
     June 5, 2004              $321.27
     June 5, 2006              $349.46
     June 5, 2011              $431.24
     June 5, 2016              $532.16
     June 5, 2021              $656.69
     June 5, 2026              $810.36

  8. The Company will pay contingent cash interest to the holders of LYONs during any six-month period commencing after June 5, 2006 if the average market price of a LYON for a measurement period preceding such six-month period equals 120% or more of the sum of the issue price and accrued original issue discount for such LYON. The contingent cash interest payable per LYON in respect of any quarterly period will equal the greater of .0625% of the average market price of a LYON for the measurement period or any regular cash dividends paid by us per share on the Company's common stock during that quarterly period multiplied by the conversion rate.

  9.  Contingent Conversion Triggers:

     (a) 120% (initial trigger) of accreted conversion price per share declining to 110% in 2031.

     (b) The credit rating assigned to the LYONs by either Moody's Investor Service, Inc. or Standard & Poor's Rating Services is Ba3/BB-.

 10. On June 5, 2002 and June 5, 2004, if the price of our common stock is at or below the stock price thresholds set out below, then contingent additional principal on the LYONs will accrue beginning on such date at a rate of either 0.50% or 1.00% per annum for a period of two years, in accordance with the schedule set forth below.

                                 June 5, 2002

     Stock Price Threshold
(expressed as a percentage of the       Contingent
 accreted conversion price of the       Additional
          LYONs)                        Principal                 Adjusted Yield

        74% or less                        .50%                        4.75%
        72% or less                       1.00%                        5.25%

                                 June 5, 2004

     Stock Price Threshold
(expressed as a percentage of the       Contingent
 accreted conversion price of the       Additional
          LYONs)                        Principal                 Adjusted Yield

        78% or less                        .50%                        4.75%
        76% or less                       1.00%                        5.25%

                        SCHEDULE III - LOCK-UP AGREEMENT

                                                                 June [ ], 2001

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
World Financial Center - North Tower
250 Vesey Street
New York, NY  10281


                  Re:  Markel Corporation - Lock-Up Agreement
                       --------------------------------------

Ladies and Gentlemen:

          The undersigned understands that you have entered into an Underwriting Agreement and Pricing Agreement constituting a part thereof (together, the "Underwriting Agreement") on behalf of the Underwriter named in Schedule I to the Pricing Agreement (the "Underwriter"), with Markel Corporation, a Virginia corporation (the "Company"), providing for a public offering of Liquid Yield Option(TM) Notes of the Company (the "LYONs"), convertible into common stock of the Company, no par value (the "Common Shares") pursuant to a Registration Statement on Form S-3 (File No. 333-52544) filed with the Securities and Exchange Commission (the "SEC").

          In consideration of the agreement by the Underwriter to offer and sell the LYONs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the Prospectus Supplement covering the public offering of the LYONs and continuing to and including the date 90 days after the date of such final Prospectus Supplement, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of the Common Shares of the Company, or any options or warrants to purchase any of the Common Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has pecuniary interest and investment control within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

          The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Undersigned's Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned's Shares.

          Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee
                              ---- ----
or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Underwriter, pledge the shares to the Company. In addition, notwithstanding any other provision of this Lock-Up Agreement, Alan I. Kirshner may transfer his Undersigned's Shares to any charitable trust (as such term is defined in the Internal Revenue Code) and Steven A. Markel may transfer his Undersigned's Shares, including any transfers effected prior to the date of the Prospectus Supplement covering the public offering of the LYONs, to any charitable trust (as such term is defined in the Internal Revenue Code) and no such charitable trusts shall be subject to the terms and restrictions of this Lock-Up Agreement. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the Common Shares of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the
--------  -------
transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Common Shares subject to the provisions of this Agreement and there shall be no further transfer of such Common Shares except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. Except for encumbrances in effect as of the date of this letter, the undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

          The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                       Very truly yours,

                                       --------------------------------
                                       Name:

                                                                        ANNEX II

          Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives") and are attached hereto;

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly reports on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year; and

               (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in earned premiums or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vi) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

          All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.